UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

AVAX ONE TECHNOLOGY LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578	77-8726885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 South Olive Avenue, Suite 201 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AVX	The Nasdaq Capital Market

Item 2.02 Results of Operations and Financial Condition.

On October 7, 2026, AVAX One Technology Ltd. (the “Company”) issued a press release announcing a performance update for its third quarter of 2026. A copy of the press release is attached to this report as Exhibit 99.1.

The preliminary financial information set forth in the press release is unaudited and based on currently available information. It remains subject to completion of the Company’s financial closing procedures and is not a comprehensive statement of the Company’s financial results for the period. This information does not present all information necessary for a complete understanding of the Company’s results of operations for the period and has not been reviewed by the Company’s independent registered public accounting firm.

Item 7.01 Regulation FD Disclosure.

On October 7, 2026, the Company issued a press release announcing a performance update for its third quarter of 2026. A copy of the press release is attached to this report as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated October 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 7, 2026

AVAX ONE TECHNOLOGY LTD.

By:	/s/ Peter Wylie Jr.
Name:	Peter Wylie Jr., Interim Chief Executive Officer